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                  AMENDMENT NO. 4 TO MASTER CUSTODIAN CONTRACT

          THIS AMENDMENT TO MASTER CUSTODIAN CONTRACT is dated as of September 8, 2004, by and between State Street Bank and Trust Company (the "Custodian") and each investment company set forth on Appendix A hereto (each such entity referred to herein as a "Fund", and any series of a Fund, a "Portfolio").

          WHEREAS, the parties hereto are parties to that certain Master Custodian Contract dated May 8, 2001, as amended (the "Master Custodian Contract"); and

          WHEREAS, the Custodian on the one hand and each Fund on the other hand desire to amend Section 13 to the Master Custodian Contract.

          NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter contained, the Custodian and each Fund on behalf of each Portfolio, severally and not jointly, hereby agree as follows:

          1. Section 13 of the Master Custodian Contract be and it hereby is modified in its entirety to read as follows:

               For all expenses and services performed and to be performed by Custodian hereunder, each Fund on behalf of its respective Portfolio(s) as applicable, shall and hereby agrees to pay Custodian, severally and not jointly, such reasonable compensation as determined by the parties from time to time.

          2. Pursuant to Section 16 and in consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree to replace in its entirety Appendix A of the Agreement with Appendix A attached hereto.

          3. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Master Custodian Contract.

          4. Except as set forth in this Amendment, the Master Custodian Contract shall remain in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

Witnessed By:                              STATE STREET BANK AND TRUST COMPANY


/s/ Janet B. Alexander                     By: /s/ Joseph L. Hooley
---------------------------                    ---------------------------------
Name: Janet B. Alexander                       Name: Joseph L. Hooley
Title: Associate Counsel                       Title: Executive Vice President

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                                        AIM COMBINATION STOCK & BOND FUNDS, on
                                        behalf of each of its Portfolios as
                                        identified in Appendix A hereto

                                        AIM COUNSELOR SERIES TRUST, on behalf of each of its Portfolios as identified in Appendix A hereto

                                        AIM SECTOR FUNDS, on behalf of each of
                                        its Portfolios as identified in Appendix
                                        A hereto

                                        AIM STOCK FUNDS, on behalf of each of
                                        its Portfolios as identified in Appendix
                                        A hereto

Witnessed By:


/s/ Lisa A. Moss                        By: /s/ Robert H. Graham
-------------------------------             ------------------------------------
Name: Lisa A. Moss                          Name: Robert H. Graham
Title: Assistant Secretary                  Title: Chairman and President

                                       2

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                                   Appendix A

AIM COUNSELOR SERIES TRUST

     .    INVESCO Advantage Health Sciences Fund
     .    INVESCO Multi-Sector Fund

AIM COMBINATION STOCK & BOND FUNDS

     .    INVESCO Core Equity Fund
     .    INVESCO Total Return Fund

AIM SECTOR FUNDS

     .    INVESCO Energy Fund
     .    INVESCO Financial Services Fund
     .    INVESCO Gold & Precious Metals Fund
     .    INVESCO Health Sciences Fund
     .    INVESCO Leisure Fund
     .    INVESCO Technology Fund
     .    INVESCO Utilities Fund

AIM STOCK FUNDS

     .    INVESCO Dynamics Fund
     .    INVESCO Mid-Cap Growth Fund
     .    INVESCO Small Company Growth Fund
     .    INVESCO S&P 500 Index Fund

                                      A-1